SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 16, 2004

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

NEVADA	001-10684	88-0173041

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer) Identification No.)

9295 PROTOTYPE DRIVE
RENO, NEVADA 89521

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(775) 448-7777

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT 99.1

Item 9. Regulation FD Disclosure.

     On June 16, 2004, International Game Technology announced that it will redeem all of its outstanding 8.375% Senior Notes due May 2009 on July 16, 2004. The full text of the press release is included as Exhibit 99.1 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY (Registrant)

Date: June 16, 2004	By: Name: Its:	/s/ Maureen T. Mullarkey Maureen T. Mullarkey Executive Vice President and Chief Financial Officer